Exhibit 99.1

Edgio Announces Effectiveness of Reverse Stock Split

Phoenix, February 27, 2024 – Edgio, Inc. (NASDAQ: EGIO) (the “Company”), the platform of choice for speed, scale, security, and simplicity at the edge, today announced that, on March 1, 2024, the Company will file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter”), effecting a one-for-forty (1-for-40) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Certificate of Amendment”). The Certificate of Amendment was approved by the Board of Directors of the Company (the “Board”) and will become effective on March 1, 2024.

As a result of the Reverse Stock Split, every forty (40) shares of the Company’s issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock. The number of authorized shares will remain unchanged. The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly. The Reverse Stock Split will have no impact on stockholders’ proportionate equity interest or voting rights in the Company or the par value of the Common Stock, which remains unchanged, except to the extent that the Reverse Stock Split results in any of our stockholders receiving fair value in cash of any fractional shares they would otherwise be entitled to as a result of the Reverse Stock Split. Following the Reverse Stock Split, stockholders will receive instructions from Edgio’s transfer agent on how a stockholder should surrender his or her certificate(s) representing shares of Common Stock to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares. The new CUSIP number for the Common Stock will be 53261M203.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. For more detailed information relating to this transaction, please refer to the related Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About Edgio

Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Our developer-friendly, globally scaled edge network, combined with our fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expects,” “estimates,” “intends,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in our SEC filings, including in our most recent reports on Form 10-K and 10-Q, particularly under the heading “Risk Factors.”

All forward-looking statements in this press release are based on information available to the Company as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor relations contact:

Sameet Sinha

602-850-4973

ir@edg.io

Media relations contact:

Sally Winship Comollo

781-366-5580

swinship-comollo@edg.io